UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2020

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA 98119
(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	OMER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement.

Underwritten Public Offering of Common Stock

On August 11, 2020, Omeros Corporation (the “Company”) entered into an underwriting agreement (the “Equity Underwriting Agreement”) with BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (the “Equity Underwriters”), relating to an underwritten public offering (the “Equity Offering”) of 6,900,000 shares of the Company’s common stock, $0.01 par value per share (the “Firm Shares”), at a price to the public of $14.50 per share (the “Equity Offering Price”). The Company also granted the Equity Underwriters a 30-day option to purchase up to an additional 1,035,000 shares of the Company’s common stock (the “Option Shares” and with the Firm Shares, the “Shares”). The offering, with respect to the Firm Shares, closed on August 14, 2020.

The offer and sale of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-235349), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 4, 2019.

The net proceeds to the Company from the Equity Offering, after deducting the underwriting discount and estimated offering expenses payable by the Company, are expected to be approximately $93.7 million, or approximately $107.8 million if the Equity Underwriters exercise in full their option to purchase the Option Shares. The Company intends to use the net proceeds from the Equity Offering for general corporate purposes, including funding clinical trials, pre-clinical studies, manufacturing, build-out of commercial infrastructure and other costs associated with advancing the Company’s development programs and product candidates toward regulatory submissions and potential commercialization.

The Equity Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Equity Underwriters, including for liabilities under the Securities Act, and termination provisions.

The foregoing is a brief description of the material terms of the Equity Underwriting Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. This description is qualified in its entirety by reference to the Equity Underwriting Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K. The Equity Underwriting Agreement contains representations, warranties and covenants that were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Equity Underwriting Agreement is not intended to provide any other factual information about the Company.

The legal opinion of Keller Rohrback L.L.P. relating to the Shares being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Underwritten Public Offering of 5.25% Convertible Senior Notes due 2026

On August 11, 2020, the Company also entered into an underwriting agreement (the “Notes Underwriting Agreement”) with BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (the “Notes Underwriters”), relating to an underwritten public offering (the “Notes Offering”) of $210 million aggregate principal amount of 5.25% Convertible Senior Notes due 2026 (the “Firm Notes”). The Company also granted the Notes Underwriters a 30-day option to purchase up to an additional $31.5 million aggregate principal amount of Notes, solely to cover over-allotments (the “Option Notes”, and, together with the Firm Notes, the “Notes”). The offering, with respect to the Firm Notes, closed on August 14, 2020.

The offer and sale of the Notes has been registered under the Securities Act, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-235349), which was filed with the Commission on December 4, 2019.

The net proceeds to the Company from the Notes Offering, after deducting the underwriting discount and estimated offering expenses payable by the Company, are expected to be $203.7 million, or approximately $234.4 million if the Notes Underwriters exercise in full their option to purchase additional Notes. The Company has used approximately $21.7 million of the net proceeds from the Notes Offering to pay the cost of entering into capped call transactions (the “Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”) as described below. The Company has also used approximately $127.4 million of the net proceeds to repurchase approximately $115.0 million aggregate principal amount of the Company’s existing 6.25% Convertible Senior Notes due 2023 (the “2023 Convertible Notes”) in privately negotiated transactions. The Company also has entered into an agreement to terminate a portion of the capped call transaction that it entered into in connection with the issuance of the 2023 Convertible Notes in a notional amount corresponding to the amount of 2023 Convertible Notes that are repurchased. The Company expects to receive approximately $8.4 million from the partial unwinding of this transaction. The Company intends to use the remainder of the net proceeds from the Notes Offering, as well as the proceeds from the partial unwind of the prior capped call transaction in the same manner as described above for the Equity Offering.

The Notes Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Notes Underwriters, including for liabilities under the Securities Act, and termination provisions.

The foregoing is a brief description of the material terms of the Notes Underwriting Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. This description is qualified in its entirety by reference to the Notes Underwriting Agreement which is filed as Exhibit 1.2 to this Current Report on Form 8-K. The Notes Underwriting Agreement contains representations, warranties and covenants that were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Notes Underwriting Agreement is not intended to provide any other factual information about the Company.

The legal opinions of Keller Rohrback L.L.P. and Covington and Burling LLP relating to the Notes being offered are filed as Exhibits 5.2 and 5.3, respectively, to this Current Report on Form 8-K.

Base Indenture and Supplemental Indenture

The Notes are being issued pursuant to an indenture, dated August 14, 2020 (the “Base Indenture”), as supplemented by a first supplemental indenture dated August 14, 2020 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate of 5.25% per year. Interest will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021. The Notes will mature on February 15, 2026, unless earlier redeemed, repurchased or converted, in accordance with their terms, and will be convertible, subject to the satisfaction of certain conditions, into cash, shares of the Company’s common stock or a combination thereof as elected by the Company in its sole discretion.

The conversion rate for the Notes will initially be 54.0906 shares of the Company’s common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $18.49 per share, which represents a premium of approximately 27.5% over the public offering price of the Company’s common stock in the Equity Offering).

The Notes will be redeemable, in whole or in part, at the Company's option at any time, and from time to time, on or after August 15, 2023 and on or before the 50th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice and (ii) the trading day immediately before the date the Company sends such notice. In addition, calling any Note for redemption will constitute a “make-whole fundamental change” (as defined in the Indenture) with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

The Indenture contains customary terms and covenants and events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Company, the principal amount of, and all accrued and unpaid interest, if any, on all of the Notes then outstanding will immediately become due and payable without any further action or notice by the Trustee or any holder. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects and for up to 180 days, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture may consist exclusively of the right to receive special interest on the Notes.

The Notes are the Company’s senior, unsecured obligations and are equal in right of payment with its existing and future senior, unsecured indebtedness, senior in right of payment to its existing and future indebtedness, if any, that is expressly subordinated to the Notes and effectively subordinated to its existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The Notes are structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of its subsidiaries.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Base Indenture, the Supplemental Indenture, and the Form of 5.25% Convertible Senior Note due 2026 included in the Supplemental Indenture, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

In connection with the pricing of the Notes, the Company entered into the Capped Call Transactions with the Option Counterparties. The Capped Call Transactions will cover, subject to anti-dilution adjustments that may not match those applicable to the conversion price of the Notes, the number of shares of the Company’s common stock underlying the Notes when the Company’s common stock is trading between the initial conversion price of approximately $18.49 and the $26.10 cap price.

The Capped Call Transactions are intended to reduce the potential dilution with respect to the Company’s common stock or, at the Company’s election (subject to certain conditions), offset potential cash payments in excess of the principal amount of the converted Notes upon conversion of the Notes in the event that the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions, which initially corresponds to the initial conversion price of the Notes and is subject to customary anti-dilution adjustments that may not match those applicable to the Notes. If, however, the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, there would nevertheless be dilution or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the Capped Call Transactions. The cap price under the Capped Call Transactions will initially be $26.10 per share, which represents a premium of 80% over the offering price of the Shares sold in the Equity Offering, which was $14.50 per share, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Company will not be required to make any cash payments to the Option Counterparties upon the exercise of the options that are a part of the Capped Call Transactions, but the Company will be entitled to receive from them a number of shares of the Company’s common stock, or, at the Company’s election (subject to certain conditions), an amount of cash, generally based on the amount by which the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transactions, exceeds the strike price of the Capped Call Transactions during the relevant valuation period under the Capped Call Transactions. However, if the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions during such valuation period, the number of shares of common stock or the amount of cash that the Company expects to receive upon exercise of the Capped Call Transactions, in each case, will be capped based on the amount by which the cap price exceeds the strike price of the Capped Call Transactions.

Additionally, if the conversion price of the Notes does not equal the strike price of the Capped Call Transactions due to an adjustment or adjustments to the conversion price of the Notes and/or the strike price of the Capped Call Transactions, to the extent that the market price per share of the Company’s common stock exceeds the conversion price of the Notes but does not exceed the strike price of the Capped Call Transactions at any time of expiration, the Company will not be entitled to receive any shares of the Company’s common stock or cash under the Capped Call Transactions upon such expiration.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transactions does not purport to be complete and is qualified in its entirety by reference to the form of Capped Call Transaction confirmation relating to the Capped Call Transactions, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On August 12, 2020, the Company issued a press release announcing the pricing of the offerings. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of August 11, 2020, between Omeros Corporation and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the Equity Underwriters.
1.2	Underwriting Agreement, dated as of August 11, 2020, between Omeros Corporation and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the Notes Underwriters.
4.1	Indenture, dated as of August 14, 2020, between Omeros Corporation and Wells Fargo Bank, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of August 14, 2020, between Omeros Corporation and Wells Fargo Bank, National Association, as trustee.
4.3	Form of 5.25% Convertible Senior Note due 2026 (included in Exhibit 4.2).
5.1	Opinion of Keller Rohrack L.L.P. with respect to the Shares.
5.2	Opinion of Keller Rohrack L.L.P. with respect to the Notes.
5.3	Opinion of Covington & Burling LLP with respect to the Notes.
10.1	Form of Capped Call Transaction Confirmation.
23.1	Consent of Keller Rohrback L.L.P. (included in Exhibit 5.1).
23.2	Consent of Keller Rohrback L.L.P. (included in Exhibit 5.2).
23.3	Consent of Covington & Burling LLP (included in Exhibit 5.3).
99.1	Press Release dated August 12, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: August 14, 2020	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors